UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2019 (March 14, 2019)

SIRIUS XM HOLDINGS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34295	38-3916511
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1290 Avenue of the Americas, 11th Fl., New York, NY	10104
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 584-5100

 Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events

On March 15, 2019, we announced the expiration and results of the offer (the “Repurchase Offer”) by our subsidiary, Pandora Media, LLC (“Pandora”), to repurchase for cash any and all of its $152,051,000 outstanding 1.75% Convertible Senior Notes due 2020 (the “Notes”) at a price equal to 100% of the aggregate principal amount thereof plus accrued and unpaid interest thereon to, but not including, the purchase date, expected to be March 18, 2019 (the “Purchase Price”). As of 11:59 p.m., New York City time, on March 14, 2019, $151,067,000 in aggregate principal amount of the Notes had been validly tendered and not validly withdrawn in the Repurchase Offer. Pandora will accept for purchase all such validly tendered Notes and expects to pay the Purchase Price for such Notes on March 18, 2019.

A copy of the press release announcing the expiration and results of the Repurchase Offer is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

This current report is neither an offer to purchase or sell nor a solicitation of an offer to sell or buy the Notes or any other securities of Sirius XM Holdings Inc. or Pandora. The Repurchase Offer was made solely on the terms and subject to the conditions set forth in an Offer to Purchase, dated February 14, 2019, and in the related Letter of Transmittal, and the information in this report is qualified by reference to such documents.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description of Exhibit
99.1	Press Release dated March 15, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIRIUS XM HOLDINGS INC.

By:	/s/ Patrick L. Donnelly
Patrick L. Donnelly Executive Vice President, General Counsel and Secretary

Dated: March 15, 2019